UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 31, 2005

M.D.C. Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-8951	84-0622967

(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

3600 South Yosemite Street, Suite 900, Denver, Colorado 80237

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (303) 773-1100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
SIGNATURES

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ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

     The Company has amended its unsecured revolving line of credit, increasing the aggregate commitment under the facility to $1.058 billion. The Amended and Restated Credit Agreement, dated as of January 28, 2005, has a total of 20 lenders participating in the facility. J.P. Morgan Securities, Inc. acts as Sole Arranger and Sole Bookmanager for the facility, with JPMorgan Chase Bank, N.A. as Administrative Agent; Wachovia Bank, National Association as Syndication Agent; BNP Paribas, Citicorp North America, Inc., Guaranty Bank, The Royal Bank of Scotland plc, SunTrust Bank and U.S. Bank National Association as Documentation Agents; Bank of America, N.A., California Bank & Trust, Comerica Bank, KeyBank National Association and Washington Mutual Bank, FA as Managing Agents; and AmSouth Bank, Mizuho Corporate Bank, Ltd., PNC Bank, National Association and RBC Centura Bank as Co-Agents. Also participating in the facility are Bank of the West, City National Bank and Compass Bank. The facility permits an increase in the maximum commitment amount to $1.250 billion, subject to receipt of additional commitments from existing or additional participant lenders.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

M.D.C. HOLDINGS, INC.
Dated: January 31, 2005	By:	/s/ Joseph H. Fretz
Joseph H. Fretz
Secretary and Corporate Counsel

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